UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008
ACCENTURE SCA
(Exact name of Registrant as specified in its charter)

Luxembourg	000-49713	98-351796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
46A, Avenue J.F. Kennedy
L-1855 Luxembourg
(Address of principal executive offices)
Registrant’s telephone number, including area code: (352) 26 42 35 00
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(e) Grant Under 2001 Accenture Ltd Share Incentive Plan
     On December 16, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Accenture Ltd (“Accenture”), the general partner of Accenture SCA, approved a one-time grant of restricted share units to William D. Green, Accenture’s chairman and chief executive officer, under the 2001 Accenture Ltd Share Incentive Plan (the “Plan”). The grant, which is expected to be made on January 1, 2009, will have a fair market value of $6 million on the date of grant, and will vest in full on January 1, 2012, contingent upon Mr. Green’s continued employment as Accenture’s chairman or chief executive officer until that date. The grant may only vest prior to that date in the event of his death or disability. The Committee approved the award both in recognition of Mr. Green’s leadership and to encourage his continued service with Accenture. Except as noted herein, the award will generally be subject to the terms and conditions applicable to the other awards made to Accenture’s named executive officers under the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 19, 2008

ACCENTURE SCA, represented by its general partner, Accenture Ltd, itself represented by its duly authorized signatory
/s/ Douglas G. Scrivner
Name:	Douglas G. Scrivner